UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CORELOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

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CORELOGIC, INC.

40 Pacifica

Irvine, California 92618

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2021

April 5, 2021

These definitive additional materials amend and supplement the definitive proxy statement dated March 30, 2021 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about March 30, 2021, by CoreLogic, Inc., a Delaware corporation (“CoreLogic”), for the special meeting of stockholders of CoreLogic to be held in virtual format only at www.cesonlineservices.com/clgx21_vm on April 28, 2021, at 8:00 a.m., Pacific Time (the “Special Meeting”). CoreLogic stockholders must register in advance to participate in the Special Meeting remotely. Requests for registration to participate in the Special Meeting remotely must be received no later than 8:00 a.m., Pacific Time, on April 27, 2021. Stockholders may make such requests to register by following the instructions in the Definitive Proxy Statement. Once admitted to the Special Meeting, stockholders may vote their shares and view a list of stockholders by following the instructions available on the meeting website.

As previously disclosed, on February 4, 2021, CoreLogic entered into the Agreement and Plan of Merger (the “Merger Agreement”), by and among Celestial-Saturn Parent Inc. (“Parent”), Celestial-Saturn Merger Sub Inc., a direct, wholly-owned subsidiary of Parent (“Acquisition Sub”), and CoreLogic. Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into CoreLogic (the “Merger”), with CoreLogic surviving the Merger, and CoreLogic will become a wholly-owned subsidiary of Parent. CoreLogic stockholders will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement and (ii) a non-binding, advisory proposal to approve compensation that will or may become payable by CoreLogic to its named executive officers in connection with the Merger.

CoreLogic’s board of directors unanimously recommends that CoreLogic’s stockholders vote (i) “FOR” the proposal to adopt the Merger Agreement, thereby approving the Merger, the merger agreement and the transactions contemplated thereby and (ii) “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may be payable by CoreLogic to its named executive officers in connection with the Merger and contemplated by the Merger Agreement.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have questions about submitting a proxy card or otherwise require assistance, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call: (877) 750-9498 (TOLL-FREE from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

Banks and Brokers May Call Collect: (212) 750-5833

The information contained herein speaks only as of April 5, 2021 unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

The supplemental disclosures set forth below should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement.

As previously disclosed, concurrently with the Merger Agreement, Parent obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement. Investment funds managed by Stone Point Capital Partners and Insight Partners (the “Investor Group”) committed to capitalize Parent at the closing of the Merger with an aggregate equity contribution of $2.5 billion, subject to the terms and conditions set forth in the equity commitment letters (the “Existing Equity Commitment Letters”). In addition, the Investor Group guaranteed payment of the termination fee payable by Parent under certain circumstances, as well as certain enforcement costs and reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantees provided by the Investor Group to CoreLogic (the “Limited Guarantees”). JPMorgan Chase Bank, N.A. also agreed to provide Parent with debt financing in an aggregate principal amount of up to $5.5 billion on the terms and subject to the conditions set forth in a debt commitment letter (the “Existing Debt Commitment Letter”).

On April 2, 2021, CoreLogic, Parent and Acquisition Sub entered into a letter agreement, which contemplates, among other things, that (i) Parent will enter into an additional equity commitment letter, pursuant to which T-VIII Celestial Co-Invest LP (the “New Sponsor”) would commit to invest in Parent, subject to the terms and conditions therein, $750 million (the “New Equity Commitment Letter”) and a new debt commitment letter, pursuant to which the debt financing sources party thereto would commit to lend an aggregate amount of debt financing of $5.25 billion, of which $4.825 billion could be used to fund the transactions contemplated by the Merger Agreement (the “New Debt Commitment Letter”), which together will replace the Existing Debt Commitment Letter (the “New Financing”), (ii) Parent and Acquisition Sub will waive the requirement in the proviso set forth in Section 2.2 of the Merger Agreement that if the Marketing Period (as defined in the Merger Agreement) has not ended as of the third business day after the satisfaction or waiver of the conditions set forth in Article VII of the Merger Agreement, the closing of the Merger will occur on the earlier of (A) a date during the Marketing Period specified by Parent in writing on no fewer than two business days’ notice to CoreLogic and (B) the third business day immediately following the last day of the Marketing Period and (iii) the closing of the Merger will not occur prior to May 3, 2021, unless otherwise agreed to by CoreLogic, Parent and Acquisition Sub in writing.

Certain modifications were also made to the Existing Equity Commitment Letters and the Limited Guarantees to account for the New Financing.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Safe Harbor/Forward Looking Statements

Certain statements made in this communication are “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. These risks and uncertainties include but are not limited to: (i) the completion of the Merger on the anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the acquisition, (ii) the ability of Stone Point Capital Partners and Insight Partners to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (iii) potential litigation relating to the Merger that could be instituted against Stone Point Capital Partners, Insight Partners, CoreLogic or their respective directors, managers or officers, including the effects of any outcomes related thereto; (iv) the risk that disruptions from the Merger will harm CoreLogic’s business, including current plans and operations; (v) the ability of CoreLogic to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; (vii) continued availability of capital and financing and rating agency actions; (viii) legislative, regulatory and economic developments; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the

Merger that could affect CoreLogic’s financial performance; (x) certain restrictions during the pendency of the Merger that may impact CoreLogic’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xii) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xiii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring CoreLogic to pay a termination fee; (xiv) those risks and uncertainties set forth in Part I, Item 1A of CoreLogic’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by CoreLogic with the Securities and Exchange Commission (the “SEC”); and (xv) those risks described in the definitive proxy statement that was filed with the SEC on March 30, 2021 and is available from the sources indicated below. These risks, as well as other risks associated with the Merger, are more fully discussed in the definitive proxy statement that was filed with the SEC on March 30, 2021, in connection with the Merger. While the list of factors presented here and in the definitive proxy statement are considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on CoreLogic’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Important Additional Information and Where to Find It

This communication is being made in connection with the Merger. On March 30, 2021, in connection with the Merger, CoreLogic filed a definitive proxy statement and form of proxy card with the SEC and mailed the definitive proxy statement and form of proxy card to stockholders of CoreLogic entitled to vote at the special meeting relating to the Merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Stockholders may obtain, free of charge, copies of such documents filed by CoreLogic with the SEC in connection with the Merger, including the definitive proxy statement, at the SEC’s website (http://www.sec.gov). In addition, stockholders may obtain, free of charge, copies of such documents filed by CoreLogic at CoreLogic’s website (https://investor.corelogic.com). Alternatively, these documents, when available, can be obtained free of charge from CoreLogic upon written request to CoreLogic at 40 Pacifica, Irvine, CA 92618, Attn: Dan Smith, or by calling 703-610-5410.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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